Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Exhibit 10.143

AMENDMENT NO. 3 TO THE

STRATEGIC ALLIANCE AGREEMENT

between

THE GILLETTE COMPANY

and

MTI MICROFUEL CELLS INC.

dated

September 13, 2006

AMENDMENT NO. 3 TO THE STRATEGIC ALLIANCE AGREEMENT

This Amendment No. 3 to the Strategic Alliance Agreement (this "Amendment"), dated as of September 13, 2006 (the "Amendment No. 3 Effective Date"), is made and entered into by and between The Gillette Company, a Delaware corporation ("Gillette"), and MTI MicroFuel Cells Inc., a Delaware corporation ("MTI"). Each of Gillette and MTI is referred to in this Amendment, from time to time, as a "Party" or, collectively, the "Parties".

W I T N E S S E T H:

WHEREAS, the Parties have entered into a strategic relationship defined in the Strategic Alliance Agreement, dated September 19, 2003, between Gillette and MTI, as amended by the Amendment to the Strategic Alliance Agreement (the "Amendment No. 1"), dated as of August 18, 2004 and the Amendment No. 2 to the Strategic Alliance Agreement (the "Amendment No. 2"), dated as of June 20, 2005 (as amended, the "Agreement");

WHEREAS, pursuant to the Agreement, the Parties entered into the Initial Work Plan, dated September 19, 2003 (as amended pursuant to Amendment No. 1 and Amendment No. 2, the "Initial Work Plan"); and

WHEREAS, the Parties believe there is mutual value in amending certain provisions of this Agreement to permit MTI to investigate, develop and pursue specific opportunities with Third Parties; and

WHEREAS, in the interest of a successful business outcome, the Parties wish to amend the Agreement in accordance with Section 13.14 of the Agreement to provide for such an exception to exclusivity and the suspension of certain obligations;

NOW THEREFORE, in consideration of the above stated premises and the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

  DEFINITIONS

  Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to them in the Agreement.

  AMENDMENT

  The Agreement is hereby amended as follows

  A1.) Immediately after Article III, Section 3.2(d)(ii) new Article III, Section 3.2(d)(iii) is inserted as follows:

  (iii) By MTI. MTI shall be permitted to offer sublicenses to the FR/SIC Technology to Third Parties for use outside the Target Market for any product that may be delivered by MTI to [**], subject to the terms set forth in Section 3.2(f)(ii).

  A2.) Article III, Section 3.2(e) is deleted and replaced as follows:

  (e) Technology Excluded from Third Party Licenses. Notwithstanding any provision in this Agreement to the contrary, in no event shall Gillette be required or shall MTI be permitted to license to a Third Party any portion of the FR/SIC Technology that Gillette has not incorporated into a commercially available FR or SIC; provided, however, that the foregoing shall not apply to MTI Background Intellectual Property and Applicable DMFC Technology or to sublicenses granted pursuant to Section 3.2(d)(iii) hereof.

  A3.) In Article VIII, Section 8.2(a) is deleted and replaced as follows:

  (a) Termination by Gillette or MTI Without Cause. Either Gillette, in its sole discretion, or MTI, in its sole discretion, may elect to terminate this Agreement at any time before the completion of Key Milestone 4 (Feasibility Prototyping and OEM Feedback Loop) by giving the other Party Notice of such election. Such termination shall become effective on the fifteenth (15th) day following Notice of the election to terminate unless the Party electing termination provides Notice of withdrawal of such election within such fifteen (15) day period.

  A4.) In Article XIII, Section 13.1, the Notice information as to Gillette and MTI is deleted and replaced as follows:

If to Gillette, to:
The Gillette Company 37 A Street Needham, MA 02492-9120 (781) 292-8505 phone (781) XXX-XXXX facsimile Attn: Leslie Pinnell with a copy, which shall not constitute notice hereunder, sent to:

Ropes & Gray LLP One International Place Boston, MA 02110 (617) 951-7000 phone (617) 951-7050 facsimile Attn: Mary Weber, Esq.
If to MTI, to:

MTI MicroFuel Cells Inc. 431 New Karner Rd. Albany, NY 12205 (518) 533-2239 phone (518) 533-2223 facsimile Attn: Juan Becerra with a copy, which shall not constitute notice hereunder, sent to:

Wilmer Cutler Pickering Hale and Dorr LLP 1875 Pennsylvania Avenue, NW Washington, DC 20006 (202) 663-6967 phone (202) 663-6363 facsimile Attn: Van Ellis, Esq.

  A5.) The following definitions in Exhibit A to the Agreement are deleted and replaced as follows:

  "Defect Correction Technology" means any Intellectual Property developed by Gillette and/or any of its Affiliates or Outside Contractors within one year following the last day of the Term for the express purpose of patching, fixing or correcting any defects or flaws that cause the first FR design developed pursuant to this Agreement and completed in accordance with Section 2.3(c) to materially fail to perform the function for which it was designed. In no event shall Defect Correction Technology include Intellectual Property relating solely to routine FR improvements intended to increase the reliability, safety or convenience of an FR or to reduce its cost of production.

  "Target Market" means the segments of the portable electronics device market that have power requirements suitable for (i) FCAs at an average output of three (3) watts or less under standard operating conditions and (ii) FCAs that are fueled primarily by liquid or vapor methanol. The term "Target Market" specifically excludes (a) any SIC, FR, or DMFC developed or sold exclusively for Approved Government Applications, (b) any SIC, FR, or DMFC that may be delivered by MTI in connection with the Intermec Project, (c) any SIC, FR, or DMFC that may be delivered to [**].

  "Technology Cap" means the Amendment No. 3 Effective Date.

  A6.) The Initial Work Plan is hereby amended and expanded to accommodate market penetration relating to emerging opportunities by replacing the existing Milestone 4A as defined in Exhibit A to Amendment No. 2 to The Strategic Alliance Agreement with the Milestone 4A in Appendix A. The time period for the Target Timing and Not To Exceed Timing of this amended Key Milestone 4A shall initiate upon the Amendment No. 3 Effective Date.

  GENERAL

Entire Agreement.

This Amendment, including all appendices hereto, together with the Agreement, the Equity Agreement, the Confidentiality Agreement, and the Initial Work Plan constitute the entire agreement among the Parties with respect to the matters set forth herein, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect thereto. The Agreement and the Initial Work Plan, each as modified herein, shall remain in full force and effect.

Severability.

If any term or provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic and legal substance of the underlying transaction is not affected in any manner materially adverse to any Party. Upon such determination that (a) any term or provision is invalid, illegal or incapable of being enforced and (b) the economic or legal substance of the underlying transaction is affected in a manner materially adverse to any Party, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by Legal Requirements in order that the underlying transaction be completed as originally contemplated to the fullest extent possible.

Counterparts.

This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Governing Law.

This Amendment is governed by, construed and enforced in accordance with the laws of the State of Delaware, other than its conflicts of law principles directing the application of any other law. All litigation arising from or relating to this Amendment shall be filed in any court of competent subject matter jurisdiction in Wilmington, Delaware, and the Parties consent to the jurisdiction of such courts over them for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment as of the Amendment No. 3 Effective Date.

THE GILLETTE COMPANY

By: /S/ Leslie Pinnell______

Name: Leslie Pinnell

Title: Director Portable Power Products

MTI MICROFUEL CELLS INC.

By: /S/ Peng Lim_________

Name: Peng Lim

Title: Chief Executive Officer

APPENDIX A

KEY MILESTONE 4A (amended)

Key Milestone	Key Milestone Description	Deliverables	Acceptance Criteria	Responsible Party	Target Timing (weeks)	Target Completion Date	Not To Exceed Timing (Weeks)	Gillette FTEs	MTI FTEs	Equity Investment ($M)
4A	Prototype Development and Market Initiation				[**]		[**]	Self determined; as required	Self determined; as required
		Quarterly program reviews	Updates of technology progress, product readiness, OEM interactions and codes and standards.	MTI / Gillette
Prototype DMFC systems for evaluation and technology verification

Functional models (limited performance), in form factor approaching product intent. Preliminary commercialization plans including: cost, price, performance, schedule, and evidence of feasibility with reasonable business judgment. Markets Requirements Document.

MTI
		Evaluation of lead product	OEM evaluation of lead product. Updated feedback on system feasibility, including cost, time, performance, and likelihood for adoption.	MTI
		Market Attack Plan	Updated market requirements. Business Development and Sales Plans drafted. Codes and Standards Certification Plan Drafted.	MTI
		Competitive market assessments	As mutually agreed upon	MTI/Gillette